Exhibit 99.1

LIONSGATE REPORTS THIRD QUARTER FISCAL 2014 REVENUE OF $839.9 MILLION, ADJUSTED EBITDA OF $154.1 MILLION AND ADJUSTED NET INCOME OF $96.4 MILLION OR $0.70 ADJUSTED BASIC EPS

Company Reports Third Quarter Free Cash Flow of $117.4 Million

Record Results Driven By The Hunger Games: Catching Fire Global Box Office Success, Strong International Theatrical Slate and Robust Filmed Entertainment Library Performance

SANTA MONICA, CA, and VANCOUVER, BC, February 6, 2014 - Lionsgate (NYSE: LGF) today reported record quarterly revenue of $839.9 million, record adjusted EBITDA of $154.1 million, net income of $88.8 million or $0.64 basic net income per share, adjusted net income of $96.4 million or $0.70 adjusted basic net income per share and free cash flow of $117.4 million for the third quarter of fiscal 2014 (fiscal quarter ended December 31, 2013).

“Our stellar results in the quarter were attributable to our operating performance, the favorable environment for content and continued strengthening of our balance sheet,” said Lionsgate Chief Executive Officer Jon Feltheimer. “We will continue to invest in content and embrace innovative models for licensing that content to digital and traditional platforms alike in order to build on this performance and create additional long-term value for our shareholders.”

Revenue of $839.9 million for the third quarter increased by 13% compared to $743.6 million in the prior year quarter, driven by the stellar domestic and international box office performance of The Hunger Games: Catching Fire as well as contributions from domestic theatrical releases such as Ender’s Game and A Madea Christmas and strong international performances from Red 2, Escape Plan and Now You See Me. The Hunger Games: Catching Fire has grossed $860 million at the worldwide box office, a 25% increase over the first Hunger Games film. The next two films in the franchise, The Hunger Games: Mockingjay Part 1 and The Hunger Games: Mockingjay Part 2 will be released worldwide on November 21, 2014 and November 20, 2015, respectively.

Adjusted EBITDA of $154.1 million in the quarter compared to adjusted EBITDA of $87.2 million in the prior year quarter.

Net income in the quarter was $88.8 million or $0.64 basic net income per share on 137.9 million weighted average number of common shares outstanding compared to $37.8 million or $0.28 basic net income per share on 135.0 million weighted average number of common shares outstanding during the prior year quarter.

Adjusted net income in the quarter of $96.4 million or $0.70 adjusted basic net income per share compared to adjusted net income of $61.4 million or $0.45 adjusted basic net income per share in the prior year quarter.

Adjusted net income in the quarter was driven by record margins, the global box office success of The Hunger Games: Catching Fire and the strong international theatrical slate discussed above as well as strong results from the Company’s filmed entertainment library and lower interest expense.

The Company continues to strengthen its balance sheet and, as of today, has reduced corporate debt by $373 million since December 31, 2012. The principal amount outstanding on the Company’s $800 million revolving credit facility was $194.1 million on December 31, 2013 and less than $70 million on February 6, 2014. Contractual cash-based interest expense in the third quarter was $11.5 million compared to $18.2 million in the prior year quarter.

During the quarter, the Company declared its first quarterly dividend of $0.05 per common share payable on February 7, 2014 to shareholders of record as of December 31, 2013.

Lionsgate’s filmed entertainment backlog, or already contracted future revenue not yet recorded, increased to $1.2 billion at December 31, 2013.

The Company’s filmed entertainment library had one of its best quarterly performances ever, generating $148.6 million in revenue, a 10% increase from $135.0 million in the prior year quarter.

Overall Motion Picture segment revenue for the quarter was $757.6 million, an increase of 12% from the prior year quarter due to the strong theatrical slate discussed above. Within the Motion Picture segment, theatrical revenue increased 44% to a quarterly record $277.6 million.

Lionsgate’s home entertainment revenue from both motion pictures and television was $200.7 million for the quarter compared to $233.0 million for the prior year quarter as the three wide theatrical releases on home entertainment platforms in the quarter compared to a slate of six wide theatrical releases delivered to home entertainment platforms in the prior year quarter.

Television revenue included in the Motion Picture segment increased 7% to $105.8 million in the quarter, driven by titles such as The Twilight Saga: Breaking Dawn - Part 2, Warm Bodies, Sinister, Snitch and Temptation: Confessions of a Marriage Counselor.

International Motion Picture segment revenue (excluding Lionsgate U.K.) of $117.1 million in the quarter increased 31% from $89.5 million in the prior year quarter as The Hunger Games: Catching Fire led a strong slate that also included Red 2, Escape Plan and Now You See Me.

Lionsgate U.K. posted its best ever quarterly revenue of $55.9 million, a 53% increase from $36.6 million in the prior year quarter driven by the U.K. theatrical release of The Hunger Games: Catching Fire and the third-party title Olympus Has Fallen.

Revenue in the Television Production segment was $82.3 million in the quarter, a 17% increase from $70.1 million in the prior year quarter as domestic and international television posted gains that offset a decline in home entertainment revenue from television production. Episodes of Anger Management, Nashville and Orange is the New Black were among the shows delivered in the quarter.

Lionsgate senior management will hold its analyst and investor conference call to discuss its third quarter fiscal 2014 results at 9:00 A.M. ET/6:00 A.M. PT on Friday, February 7, 2014. Interested parties may participate live in the conference call by calling 1-800-230-1085 (612-332-0107 outside the U.S. and Canada).  A full digital replay will be available from Friday, February 7 through Friday, February 14 by dialing 1-800-475-6701 (320-365-3844 outside the U.S. and Canada) and using access code 315777.

ABOUT LIONSGATE
Lionsgate is a leading global entertainment company with a strong and diversified presence in motion picture production and distribution, television programming and syndication, home entertainment, family entertainment, digital distribution, new channel platforms and international distribution and sales. Lionsgate currently has 34 television shows on 22 networks spanning its primetime production, distribution and syndication businesses, including such critically-acclaimed hits as the multiple Emmy Award-winning Mad Men and Nurse Jackie, the comedy Anger Management, the network series Nashville, the syndication success The Wendy Williams Show and the critically-acclaimed series Orange is the New Black.

Its feature film business has been fueled by such recent successes as the blockbuster first two installments of The Hunger Games franchise, The Hunger Games and The Hunger Games: Catching Fire, A Madea Christmas, Now You See Me, Kevin Hart: Let Me Explain, Warm Bodies, The Expendables 2, The Possession, Sinister, Roadside Attractions’ Mud and Pantelion Films’ breakout hit Instructions Not Included, the highest-grossing Spanish-language film ever released in the U.S.

Lionsgate's home entertainment business is an industry leader in box office-to-DVD and box office-to-VOD revenue conversion rate. Lionsgate handles a prestigious and prolific library of approximately 15,000 motion picture and television titles that is an important source of recurring revenue and serves as the foundation for the growth of the Company's core businesses. The Lionsgate and Summit brands remain synonymous with original, daring, quality entertainment in markets around the world.

***
For further information, please contact:
Peter D. Wilkes
310-255-3726
pwilkes@lionsgate.com

The matters discussed in this press release include forward-looking statements, including those regarding the performance of future fiscal years.  Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including the substantial investment of capital required to produce and market films and television series, increased costs for producing and marketing feature films and television series, budget overruns, limitations imposed by our credit facility and notes, unpredictability of the commercial success of our motion pictures and television programming, the cost of defending our intellectual property, difficulties in integrating acquired businesses, risks related to our acquisition strategy and integration of acquired businesses, the effects of disposition of businesses or assets, technological changes and other trends affecting the entertainment industry, and the risk factors as set forth in Lionsgate’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on May 30, 2013, as amended in Lionsgate’s Quarterly Report on Form 10-Q filed with the SEC on February 6, 2014, which risk factors are incorporated herein by reference.  The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2013	March 31, 2013
	(Amounts in thousands, except share amounts)
ASSETS
Cash and cash equivalents	$75,402	$62,363
Restricted cash	40,443	10,664
Accounts receivable, net of reserves for returns and allowances of $74,276 (March 31, 2013 - $103,418) and provision for doubtful accounts of $6,262 (March 31, 2013 - $4,494)	839,304	787,150
Investment in films and television programs, net	1,303,422	1,244,075
Property and equipment, net	12,706	8,530
Equity method investments	176,607	169,450
Goodwill	323,328	323,328
Other assets	69,575	72,619
Deferred tax assets	69,773	82,690
Total assets	$2,910,560	$2,760,869
LIABILITIES
Senior revolving credit facility	$194,119	$338,474
Senior secured second-priority notes	225,000	432,277
July 2013 Term Loan	222,664	—
Accounts payable and accrued liabilities	305,094	313,620
Participations and residuals	448,416	409,763
Film obligations and production loans	573,949	569,019
Convertible senior subordinated notes	150,672	87,167
Deferred revenue	272,140	254,023
Total liabilities	2,392,054	2,404,343
Commitments and contingencies
SHAREHOLDERS’ EQUITY
Common shares, no par value, 500,000,000 shares authorized, 137,997,761 shares issued (March 31, 2013 - 135,882,899 shares)	728,676	672,915
Accumulated deficit	(207,027)	(309,912)
Accumulated other comprehensive loss	(3,143)	(6,477)
Total shareholders’ equity	518,506	356,526
Total liabilities and shareholders’ equity	$2,910,560	$2,760,869

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(Amounts in thousands, except per share amounts)
Revenues	$839,939	$743,645	$1,908,396	$1,922,433
Expenses:
Direct operating	397,513	402,334	965,756	971,382
Distribution and marketing	233,535	210,053	550,497	625,204
General and administration	65,577	46,900	186,120	143,274
Depreciation and amortization	1,530	2,020	4,766	6,240
Total expenses	698,155	661,307	1,707,139	1,746,100
Operating income	141,784	82,338	201,257	176,333
Other expenses (income):
Interest expense
Contractual cash based interest	11,484	18,166	39,682	59,802
Amortization of debt discount (premium) and deferred financing costs	4,090	4,608	12,878	13,747
Total interest expense	15,574	22,774	52,560	73,549
Interest and other income	(1,771)	(1,079)	(4,750)	(3,058)
Loss on extinguishment of debt	—	14,652	36,653	23,811
Total other expenses, net	13,803	36,347	84,463	94,302
Income before equity interests and income taxes	127,981	45,991	116,794	82,031
Equity interests income (loss)	(1,321)	(3,512)	13,158	(1,902)
Income before income taxes	126,660	42,479	129,952	80,129
Income tax provision	37,897	4,649	27,067	10,970
Net income	$88,763	$37,830	$102,885	$69,159

Basic net income per common share	$0.64	$0.28	$0.75	$0.52
Diluted net income per common share	$0.59	$0.27	$0.71	$0.51

Weighted average number of common shares outstanding:
Basic	137,946	135,030	137,097	134,222
Diluted	155,137	149,807	154,197	136,735

Dividends declared per common share	$0.05	$—	$0.05	$—

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(Amounts in thousands)
Operating Activities:
Net income	$88,763	$37,830	$102,885	$69,159
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	598	743	1,969	2,268
Amortization of intangible assets	932	1,277	2,797	3,972
Amortization of films and television programs	260,318	264,211	636,818	658,875
Amortization of debt discount (premium) and deferred financing costs	4,090	4,608	12,878	13,747
Non-cash share-based compensation	12,862	5,967	41,044	16,884
Dividend payment from equity method investee	—	—	9,849	—
Loss on extinguishment of debt	—	14,652	36,653	23,811
Equity interests (income) loss	1,321	3,512	(13,158)	1,902
Deferred income taxes	23,253	—	13,272	—
Changes in operating assets and liabilities:
Restricted cash	(32,308)	2,822	(29,754)	8,124
Accounts receivable, net	(141,656)	44,291	(46,376)	128,317
Investment in films and television programs	(354,647)	(280,755)	(692,943)	(703,875)
Other assets	7,501	(6,406)	(1,696)	(7,950)
Accounts payable and accrued liabilities	81,698	(41,140)	4,205	(38,991)
Participations and residuals	34,878	(11,568)	38,236	(12,583)
Film obligations	44,610	114	11,208	(13,706)
Deferred revenue	3,050	35,966	17,947	68,305
Net Cash Flows Provided By Operating Activities	35,263	76,124	145,834	218,259
Investing Activities:
Purchases of investments	—	(2,022)	—	(2,022)
Proceeds from the sale of investments	—	6,354	—	6,354
Proceeds from the sale of a portion of equity method investee	—	—	9,000	—
Investment in equity method investees	(13,500)	—	(17,250)	—
Dividends from equity method investee in excess of earnings	—	—	4,169	—
Repayment of loans receivable	1,275	—	4,275	4,274
Purchases of property and equipment	(2,721)	(1,110)	(6,116)	(2,086)
Net Cash Flows Provided By (Used In) Investing Activities	(14,946)	3,222	(5,922)	6,520
Financing Activities:
Senior revolving credit facility - borrowings, net of deferred financing costs of $15,198 for the nine months ended December 31, 2012	354,119	422,894	782,219	1,089,120
Senior revolving credit facility - repayments	(445,474)	(245,750)	(926,574)	(758,200)
Senior secured second-priority notes - consent fee	—	(3,270)	—	(3,270)
Senior secured second-priority notes - borrowings, net of deferred financing costs of $837 and $1,244 for the three and nine months ended December 31, 2013, respectively	(837)	—	223,756	—
Senior secured second-priority notes - repurchases and redemptions	—	—	(470,584)	—
July 2013 Term Loan - borrowings, net of deferred financing costs of $1,329 and $5,616 for the three and nine months ended December 31, 2013, respectively	(1,329)	—	216,884	—
Summit Term Loan - repayments	—	(299,160)	—	(484,664)
Convertible senior subordinated notes - borrowings	—	—	60,000	—
Convertible senior subordinated notes - repurchases	—	—	—	(7,639)
Production loans - borrowings	190,155	150,279	359,582	263,124
Production loans - repayments	(105,287)	(99,618)	(301,385)	(321,603)
Pennsylvania Regional Center credit facility - repayments	—	(500)	(65,000)	(500)
Change in restricted cash collateral associated with financing activities	—	(12,769)	—	(12,769)
Exercise of stock options	1,749	2,845	10,869	2,897
Tax withholding required on equity awards	(3,119)	(934)	(14,376)	(4,939)
Other financing obligations - repayments	—	—	—	(3,710)
Net Cash Flows Used In Financing Activities	(10,023)	(85,983)	(124,609)	(242,153)
Net Change In Cash And Cash Equivalents	10,294	(6,637)	15,303	(17,374)
Foreign Exchange Effects on Cash	(2,104)	426	(2,264)	1,264
Cash and Cash Equivalents - Beginning Of Period	67,212	54,399	62,363	64,298
Cash and Cash Equivalents - End Of Period	$75,402	$48,188	$75,402	$48,188

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF NET INCOME TO EBITDA AND EBITDA, AS ADJUSTED

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(Amounts in thousands)
Net income	$88,763	$37,830	$102,885	$69,159
Depreciation and amortization	1,530	2,020	4,766	6,240
Contractual cash based interest	11,484	18,166	39,682	59,802
Noncash interest expense	4,090	4,608	12,878	13,747
Interest and other income	(1,771)	(1,079)	(4,750)	(3,058)
Income tax provision	37,897	4,649	27,067	10,970
EBITDA	$141,993	$66,194	$182,528	$156,860

Loss on extinguishment of debt	—	14,652	36,653	23,811
Stock-based compensation (1)	12,064	8,997	52,199	25,645
Acquisition related charges	—	—	—	2,027
Non-risk prints and advertising expense	—	(2,596)	—	5,709
EBITDA, as adjusted	$154,057	$87,247	$271,380	$214,052

(1) The three months ended December 31, 2013 and 2012 include cash settled SARs benefit of $0.8 million and expense of $1.1 million, respectively. The nine months ended December 31, 2013 and 2012 include cash settled SARs expense of $10.4 million and $2.3 million, respectively.

EBITDA is defined as earnings before interest, income tax provision or benefit, and depreciation and amortization. EBITDA is a non-GAAP financial measure.

EBITDA, as adjusted represents EBITDA as defined above adjusted for loss on extinguishment of debt, stock-based compensation, acquisition related charges and non-risk prints and advertising expense. Stock-based compensation represents compensation expenses associated with stock options, restricted share units and cash and equity settled stock appreciation rights (“SARs”). Acquisition related charges represent severance and transaction costs associated with the acquisition of Summit. Non-risk prints and advertising expense represents the amount of theatrical marketing expense for third party titles that the Company funded and expensed for which a third party provides a guarantee that such expense will be recouped from the performance of the film (i.e. there is no risk of loss to the company) net of an amount of the estimated amortization of participation expense that would have been recorded if such amount had not been expensed. The amount is subtracted from EBITDA in the three months ended December 31, 2012 because there was no non-risk prints and advertising expense incurred and the amount represents the estimated amortization of participation expense that would have been recorded if such prior period amounts had not been expensed. EBITDA, as adjusted is a non-GAAP financial measure.

Management believes EBITDA and EBITDA, as adjusted to be a meaningful indicator of our performance that provides useful information to investors regarding our financial condition and results of operations. Presentation of EBITDA and EBITDA, as adjusted is a non-GAAP financial measure commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. While management considers EBITDA and EBITDA, as adjusted to be an important measure of comparative operating performance, it should be considered in addition to, but not as a substitute for, net income and other measures of financial performance reported in accordance with Generally Accepted Accounting Principles. EBITDA and EBITDA, as adjusted do not reflect cash available to fund cash requirements. Not all companies calculate EBITDA and EBITDA, as adjusted in the same manner and the measure as presented may not be comparable to similarly-titled measures presented by other companies.

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF FREE CASH FLOW TO NET CASH
FLOWS PROVIDED BY OPERATING ACTIVITIES

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(Amounts in thousands)
Net Cash Flows Provided By Operating Activities	$35,263	$76,124	$145,834	$218,259
Purchases of property and equipment	(2,721)	(1,110)	(6,116)	(2,086)
Net borrowings under and (repayment) of production loans	84,868	50,661	58,197	(58,479)
Free Cash Flow, as defined	$117,410	$125,675	$197,915	$157,694

Free cash flow is defined as net cash flows provided by operating activities, less purchases of property and equipment, plus or minus the net increase or decrease in production loans. The adjustment for the production loans is made because the GAAP based cash flows from operations reflects a non-cash reduction of cash flows for the cost of films associated with production loans prior to the time the Company actually pays for the film. The Company believes that it is more meaningful to reflect the impact of the payment for these films in its free cash flow when the payments are actually made.

Free cash flow is a non-GAAP financial measure as defined in Regulation G promulgated by the Securities and Exchange Commission. This non-GAAP financial measure is in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with Generally Accepted Accounting Principles.

Management believes this non-GAAP measure provides useful information to investors regarding cash that our operating businesses generate whether classified as operating or financing activity (related to the production of our films) within our GAAP based statement of cash flows, before taking into account cash movements that are non-operational. Free cash flow is a non-GAAP financial measure commonly used in the entertainment industry and by financial analysts and others who follow the industry. Not all companies calculate free cash flow in the same manner and the measure as presented may not be comparable to similarly titled measures presented by other companies.

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF EBITDA TO FREE CASH FLOW

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(Amounts in thousands)
EBITDA	$141,993	$66,194	$182,528	$156,860

Plus: Amortization of film and television programs	260,318	264,211	636,818	658,875
Less: Cash paid for film and television programs (1)	(225,169)	(229,980)	(623,538)	(776,060)
Amortization of (cash paid for) film and television programs in excess of cash paid (amortization)	35,149	34,231	13,280	(117,185)

Plus: Non-cash stock-based compensation	12,862	5,967	41,044	16,884
Plus: Dividend payment from equity method investee	—	—	9,849	—
Plus: Equity interests (income) loss	1,321	3,512	(13,158)	1,902
Plus: Loss on extinguishment of debt	—	14,652	36,653	23,811
EBITDA adjusted for net investment in film and television programs, non-cash stock-based compensation, dividend payment from equity method investee, equity interests income (loss), and loss on extinguishment of debt	191,325	124,556	270,196	82,272

Changes in other operating assets and liabilities:
Restricted cash	(32,308)	2,822	(29,754)	8,124
Accounts receivable, net	(141,656)	44,291	(46,376)	128,317
Other assets	7,501	(6,406)	(1,696)	(7,950)
Accounts payable and accrued liabilities	81,698	(41,140)	4,205	(38,991)
Participations and residuals	34,878	(11,568)	38,236	(12,583)
Deferred revenue	3,050	35,966	17,947	68,305
	(46,837)	23,965	(17,438)	145,222

Purchases of property and equipment	(2,721)	(1,110)	(6,116)	(2,086)
Interest, taxes and other (2)	(24,357)	(21,736)	(48,727)	(67,714)

Free Cash Flow, as defined	$117,410	$125,675	$197,915	$157,694
_________________________
(1) Cash paid for film and television programs is calculated using the following amounts as presented in our consolidated statement of cash flows:
Change in investment in film and television programs	$(354,647)	$(280,755)	$(692,943)	$(703,875)
Change in film obligations	44,610	114	11,208	(13,706)
Production loans - borrowings	190,155	150,279	359,582	263,124
Production loans - repayments	(105,287)	(99,618)	(301,385)	(321,603)
Total cash paid for film and television programs	$(225,169)	$(229,980)	$(623,538)	$(776,060)
_________________________
(2) Interest, taxes and other consists of the following:
Contractual cash based interest	$(11,484)	$(18,166)	$(39,682)	$(59,802)
Interest and other income	1,771	1,079	4,750	3,058
Current income tax benefit (provision)	(14,644)	(4,649)	(13,795)	(10,970)
Total interest, taxes and other	$(24,357)	$(21,736)	$(48,727)	$(67,714)

This reconciliation is provided to illustrate the difference between our EBITDA and free cash flow which are both separately reconciled to their corresponding GAAP metrics.

LIONS GATE ENTERTAINMENT CORP.

RECONCILIATION OF INCOME BEFORE INCOME TAXES, NET
INCOME, AND BASIC AND DILUTED EPS TO ADJUSTED INCOME BEFORE
INCOME TAXES, ADJUSTED NET INCOME, AND ADJUSTED BASIC AND DILUTED EPS

	Three Months Ended December 31, 2013
	(Amounts in thousands, except per share amounts)
	Income before income taxes	Net income	Basic EPS*	Diluted EPS*
As reported	$126,660	$88,763	$0.64	$0.59
Stock-based compensation (1)	12,064	7,600	0.06	0.05
As adjusted for stock-based compensation	$138,724	$96,363	$0.70	$0.63

	Three Months Ended December 31, 2012
	(Amounts in thousands, except per share amounts)
	Income before income taxes	Net income	Basic EPS*	Diluted EPS*
As reported	$42,479	$37,830	$0.28	$0.27
Stock-based compensation (1)	8,997	8,997	0.07	0.06
Loss on extinguishment of debt (2)	14,652	14,544	0.11	0.10
As adjusted for stock-based compensation and loss on extinguishment of debt	$66,128	$61,371	$0.45	$0.43

	Nine Months Ended December 31, 2013
	(Amounts in thousands, except per share amounts)
	Income before income taxes	Net income	Basic EPS*	Diluted EPS*
As reported	$129,952	$102,885	$0.75	$0.71
Stock-based compensation (1)	52,199	32,885	0.24	0.21
Loss on extinguishment of debt (2)	36,653	23,091	0.17	0.15
Tax valuation allowance (3)	—	(12,030)	(0.09)	(0.08)
As adjusted for stock-based compensation, loss on extinguishment of debt, and valuation allowance	$218,804	$146,831	$1.07	$0.99

	Nine Months Ended December 31, 2012
	(Amounts in thousands, except per share amounts)
	Income before income taxes	Net income	Basic EPS*	Diluted EPS*
As reported	$80,129	$69,159	$0.52	$0.51
Stock-based compensation (1)	25,645	25,645	0.19	0.17
Loss on extinguishment of debt (2)	23,811	23,811	0.18	0.16
As adjusted for stock-based compensation and loss on extinguishment of debt	$129,585	$118,615	$0.88	$0.85
_________________________
* Basic and Diluted EPS amounts may not add precisely due to rounding

Adjusted income before income taxes, adjusted net income and adjusted basic and diluted EPS are adjusted for the following items:

(1) Stock based compensation: Adjustments for stock-based compensation represents compensation expenses associated with stock options, restricted share units, cash and equity settled SARs. The adjustment to net income is net of the tax impact calculated using the statutory tax rate applicable to each adjustment.

(2) Loss on extinguishment of debt: This adjusts income before income taxes and net income to eliminate the loss on extinguishment of debt. The adjustment to net income is net of the tax impact calculated using the statutory tax rate applicable to each adjustment.

(3) Tax valuation allowance: This adjusts net income to eliminate the discrete tax benefit recognized for financial reporting purposes upon the reduction of the Company's valuation allowance on its net deferred tax assets in our Canadian tax jurisdiction that are expected to be realized in future tax returns.

Management believes that these non-GAAP measures provide useful information to investors regarding the Company's results as compared to historical periods. The Company uses these measures, among other measures, to evaluate the operating performance of the Company. The Company believes that the adjusted results provide relevant and useful information for investors because they clarify the Company's actual operating performance and allow investors to review our operating performance in the same way as our management. Since these measures are not calculated in accordance with generally accepted accounting principles, they should not be considered in isolation of, or as a substitute for income before income taxes, net income, basic and diluted EPS. Not all companies calculate adjusted income before income taxes, adjusted net income, and adjusted basic and diluted EPS in the same manner and the measures as presented may not be comparable to similarly titled measures presented by other companies.